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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2001

MB Financial, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24566	36-3895923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1200 N. Ashland Avenue, Chicago, Illinois		60622
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (773)278-4040

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition of Assets.

    On May 15, 2001, MB Financial, Inc. ("MB Financial") and its wholly-owned subsidiaries, Manufacturers National Corporation ("MNC") and Manufacturers Bank consummated the acquisition of FSL Holdings, Inc. ("Holdings") and its wholly-owned subsidiary, First Savings & Loan Association of South Holland ("Association") pursuant to an Agreement and Plan of Merger dated February 8, 2001. Pursuant to that Agreement and Plan of Merger, MNC merged into Holdings, which survived the merger as a wholly-owned subsidiary of MB Financial, and MB Financial paid each shareholder of Holdings $165 per share, for an aggregate purchase price of $41,305,275. The purchase price was funded through a combination of cash acquired in the merger and from borrowings under MB Financial's credit facilities with LaSalle Bank National Association. In connection with the foregoing acquisition, both the Association and Holdings (as the survivor of the merger with MNC) also merged into Manufacturers Bank, so that Manufacturers Bank is now a direct wholly-owned subsidiary of MB Financial, and the separate existence of the Association and MNC ceased. At December 31, 2000, Holdings had consolidated assets of $224.8 million, consolidated liabilities of $192.2 million (which includes total deposits through the Association of $176.6 million), and stockholders' equity of $32.6 million.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

2.	Agreement and Plan of Merger, dated February 8, 2001, by and among MB Financial, Inc., Manufacturers National Corporation, Manufacturers Bank, FSL Holdings, Inc., and First Savings & Loan Association of South Holland (incorporated by reference to Exhibit 2.2 of MB Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 (No. 000-24566)).
99.1.	Press Release of MB Financial, Inc. dated May 16, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC. (Registrant)
Date May 23, 2001	By	/s/ MITCHELL FEIGER
Mitchell Feiger President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
2
Agreement and Plan of Merger, dated February 8, 2001, by and among MB Financial, Inc., Manufacturers National Corporation, Manufacturers Bank, FSL Holdings, Inc., and First Savings & Loan Association of South Holland (incorporated by reference to Exhibit 2.2 of MB Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 (No. 000-24566)).
99.1	Press Release of MB Financial, Inc. dated May 16, 2001.

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SIGNATURES
EXHIBIT INDEX